UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     February 24, 2006
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                                  SIMCLAR, INC.
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             (Exact name of registrant as specifyed in its charter)

           Florida                      0-14659                59-1709103
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(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)           Identification No.)

       2230 West 77th Street, Hialeah, Florida               33016
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       (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code      (305) 556-9210
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fyling is intended to simultaneously satisfy the fyling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01  Entry Into a Material Definitive Agreement.

      The disclosure set forth in Item 2.01 below concerning the Company's acquisition of certain assets of Litton Systems, Inc. and borrowings under its credit facilities with the Bank of Scotland is hereby incorporated by reference into this Item 1.01.

Item 2.01  Completion of Acquisition or Disposition of Assets.

      On February 24, 2006, Simclar, Inc. ("Simclar" or "Company") and Simclar Interconnect Technologies, Inc., its newly-formed wholly owned subsidiary ("Simclar IT") purchased certain U.S. assets associated with the backplane assembly business of the Interconnect Technologies Division of Litton Systems, Inc. ("Litton"), a subsidiary of Northrop Grumman Corporation, for $16 million in cash (subject to certain purchase price adjustments) and the assumption of certain liabilities (the "Acquisition"). At the same time, Simclar's parent company in the United Kingdom, Simclar Group Limited, also acquired from Litton Systems International, Inc. and Litton U.K. Ltd. all of the share equity of Litton Electronics (Suzhou) Co. Ltd., a subsidiary organized in China, and certain assets of the Interconnect Technologies Division assembly business in the U.K., respectively, through its subsidiary Simclar Interconnect Technologies Limited.

      In connection with the Acquisition, the Company and Simclar IT entered into an occupancy agreement pursuant to which Simclar IT will occupy space in Litton's Springfield, Missouri facility for a period of up to twelve months, and a transition services agreement pursuant to which Litton will provide certain administrative services to the Company and Simclar IT to support its operations during the occupancy period.

      The Company financed the purchase of the assets under its recently amended term loan facility with the Bank of Scotland ("BoS"). Of the $16 million borrowed under the amended facility, $13 million of the principal will be repayable in quarterly installments commencing December 31, 2006 and through December 31, 2012. Interest on this portion of the borrowings will be payable quarterly at one, three or six month LIBOR (as elected by the Company) plus 2.5%. The $3 million balance of the borrowings under the amended facility will be repayable in one lump sum on December 31, 2010. Interest on this portion of the borrowings will be payable quarterly at one, three or six month LIBOR (as elected by the Company ) plus 3.5%. In addition, there is a redemption fee of $400,000 payable on December 31, 2010.

      In connection with the loan, the Company, Simclar IT and other subsidiaries entered into an amended security agreement, pusuant to which BoS was granted a security interest in substantially all of their respective assets to secure the Company's borrowings under its credit facilities, and a guaranty pursuant to which Simclar IT guarantied the obligations of the Company to BoS under the credit facilities. Additionally, the Company and Simclar (Mexico), Inc. entered into an amended pledge agreement, pursuant to which all of the shares owned by the Company in its subsidiaries were pledged as security for the Company's obligations to BoS under the credit facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The disclosure set forth in Item 2.01 above concerning the Company's borrowings under its credit facilities with Bank of Scotland is incorporated by reference into this Item 2.03.

Item 8.01  Other Events

      On February 27, 2006, the Company issued a press release announcing the completion of the Acquisition. The press release is included as Exhibit 99 to this Form 8-K and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

      The assets acquired by the Company from Litton Systems, Inc. were not accounted for by Litton as a separate "business," and accordingly the associated operations were not separately accounted for, nor were separate financial statements prepared for the "business." Consequently, the Company is unable to supply financial statements of the acquired "business" as required by Rule 3-05(b) of Regulation S-X. The Company will supply an audited statement of the assets and liabilities acquired in an amendment to this Current Report on Form 8-K within 71 calendar days after the date of filing of this report.

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(b) Pro forma financial information

      For the reasons stated in paragraph (a) of this Item 9.01, the Company is unable to supply the pro forma financial information required by Article 11 of Regulation S-X with respect to the "business" represented by the acquired assets.

(c) Exhibits.

      The following exhibit is filed with this report:


Exhibit
Number                          Exhibit Description

99.1 Press Release, dated February 27, 2006, entitled "Simclar, Inc. Announces Acquisition of Litton Systems, Inc.'s Interconnect Assembly Business."



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Simclar, Inc.


Date: March 2, 2006                           By: /S/ Barry J. Pardon
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                                                  Barry J. Pardon, President





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